Exhibit 99.1

CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2006 AND 2005

PRAIRIEWAVE HOLDINGS, INC.

AND SUBSIDIARIES

PRAIRIEWAVE HOLDINGS, INC. AND SUBSIDIARIES

INDEPENDENT AUDITOR’S REPORT

The Board of Directors

PrairieWave Holdings, Inc. And Subsidiaries

Sioux Falls, South Dakota

We have audited the accompanying consolidated balance sheets of PrairieWave Holdings, Inc. And Subsidiaries as of December 31, 2006 and 2005, and the related consolidated statements of operations, shareholders’ equity, and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we do not express such an opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of PrairieWave Holdings, Inc. And Subsidiaries as of December 31, 2006 and 2005, and the results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

March 21, 2007 Sioux Falls, South Dakota

PEOPLE. PRINCIPLES. POSSIBILITIES.

www.eidebailly.com

200 E 10th Street, Suite 500 • PO Box 5125 • Sioux Falls, South Dakota 57117-5125 • Phone 605.339.1999 • Fax 605.339.1306 • EOE

PRAIRIEWAVE HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

DECEMBER 31, 2006 AND 2005

	2006	2005
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$14,631,770	$8,952,546
Trade accounts receivable, net of allowance for doubtful accounts of $1,040,091 and $1,083,540, respectively	6,413,203	6,592,174
Nontrade accounts receivable	530,229	213,674
Inventory	2,781,364	3,089,076
Prepaid expenses	1,022,744	732,436
Deferred tax asset	678,430	926,957

Total current assets	26,057,740	20,506,863

PROPERTY AND EQUIPMENT, NET	164,489,571	175,691,137

OTHER ASSETS
Investment in condominium association	1,207,442	1,207,442
Franchise rights	5,377,525	5,377,525
Intangible assets, net of amortization of $1,500,263 and $500,088 as of 2006 and 2005, respectively	5,500,964	6,501,139
Deferred loan fees, net of amortization of $827,823 and $275,941 as of 2006 and 2005, respectively	2,759,410	3,311,292
Other	1,400,918	1,237,297

	16,246,259	17,634,695

Total assets	$206,793,570	$213,832,695

See Notes to Consolidated Financial Statements

	2006	2005
LIABILITIES AND EQUITIES
CURRENT LIABILITIES
Current portion of senior notes payable	$6,000,000	$2,100,000
Accounts payable	4,167,248	3,916,199
Accrued liabilities	11,299,531	9,561,363

Total current liabilities	21,466,779	15,577,562
SENIOR NOTES PAYABLE, NET OF CURRENT PORTION	152,500,000	157,600,000
MANDATORILY REDEEMABLE PREFERRED STOCK	12,447,823	10,460,356
DEFERRED TAX LIABILITY	423,607	672,134

Total liabilities	186,838,209	184,310,052

COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS’ EQUITY
Convertible redeemable preferred stock, liquidation preference of $54,025,294 and $49,113,904, respectively	53,322,107	48,228,857
Common stock, $0.01 par value, authorized 446,000, outstanding 7,588 and 4,330 shares, respectively	76	43
Class A common stock, $0.01 par value, authorized 54,000, outstanding 37,000 shares	370	370
Treasury common stock, at cost, 800 shares	(8)	(8)
Treasury Class A common stock, at cost, 7,725 shares	(77)	(56)
Accumulated other comprehensive income	952,626	778,705
Accreted dividends on preferred stock	(34,319,733)	(19,485,268)

Total shareholders’ equity	19,955,361	29,522,643

Total liabilities and shareholders’ equity	$206,793,570	$213,832,695

PRAIRIEWAVE HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME AND RETAINED EARNINGS

YEARS ENDED DECEMBER 31, 2006 AND 2005

	2006	2005
OPERATING REVENUE
Local telephone service	$26,545,523	$19,370,641
Network access	16,328,842	14,312,888
Cable television	28,129,706	16,352,634
Internet service	17,273,308	11,481,902
Long distance	7,605,785	6,168,622
Directory revenue	2,297,527	—
Other	2,626,590	2,132,644
Discounts	(12,540,588)	(6,775,500)

Total operating revenue	88,266,693	63,043,831

OPERATING EXPENSES
Cost of service	34,383,371	23,821,092
Sales and marketing	5,563,872	4,324,409
General and administrative	14,804,181	12,474,874
Depreciation and amortization	25,706,673	17,947,549

Total operating expenses	80,458,097	58,567,924

NET OPERATING INCOME	7,808,596	4,475,907

NONOPERATING INCOME (EXPENSE)
Interest expense	(17,868,154)	(12,582,184)
Interest income	449,840	168,086
Loss on disposal of assets	(60,210)	(1,903,674)
Other income	23,197	26,633

Total nonoperating expense	(17,455,327)	(14,291,139)

NET (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	(9,646,731)	(9,815,232)
INCOME TAX BENEFIT	750	2,754,849

NET (LOSS) FROM CONTINUING OPERATIONS	(9,645,981)	(7,060,383)
DISCONTINUED OPERATIONS
(Loss) gain from operations of discontinued division	(163,792)	217,023
Gain from sale of discontinued division	58,816	—

	(104,976)	217,023

NET (LOSS)	(9,750,957)	(6,843,360)
Dividend attributable to preferred stockholders due to accretion	9,750,957	6,843,360

Net income attributable to common shareholders	$—	$—

PRAIRIEWAVE HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY

YEARS ENDED DECEMBER 31, 2006 AND 2005

	Series A Preferred Stock	Common Stock	Class A Common Stock	Treasury Common Stock	Treasury Common Class A Stock	Additional Paid-In Capital	Accumulated Dividends on Preferred Stock	Accumulated Other Comprehensive Income	Retained Earnings	Total Shareholders’ Deficiency
Balance, December 31, 2004	$43,591,298	$27	$370	$(8)	$(56)	$—	$(8,009,208)	$—	$—	$35,582,423
Options exercised		16				4,859				4,875
Net income									(6,843,360)	(6,843,360)
Change in fair value of interest rate swaps								778,705		778,705
Accumulated dividends on preferred stock	4,637,559					(4,859)	(11,476,060)		6,843,360	—

Balance, December 31, 2005	48,228,857	43	370	(8)	(56)	—	(19,485,268)	778,705	—	29,522,643
Options exercised		33				9,742				9,775
Treasury shares purchased					(21)					(21)
Net loss									(9,750,957)	(9,750,957)
Change in fair value of interest rate swaps								173,921		173,921
Accumulated dividends on preferred stock	5,093,250					(9,742)	(14,834,465)		9,750,957	—

Balance, December 31, 2006	$53,322,107	$76	$370	$(8)	$(77)	$—	$(34,319,733)	$952,626	$—	$19,955,361

See Notes to Consolidated Financial Statements

PRAIRIEWAVE HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

YEARS ENDED DECEMBER 31, 2006 AND 2005

	2006	2005
OPERATING ACTIVITIES
Net (loss)	$(9,750,957)	$(6,843,360)
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	25,706,673	17,947,549
Loss on disposal of assets	60,210	1,903,674
Noncash interest expense	2,539,349	3,857,559
Deferred taxes	—	(2,757,450)
Allowance for doubtful accounts	(43,449)	(1,655)
Changes in assets and liabilities
Accounts receivable	(94,135)	367,792
Prepaid expenses and other assets	(280,008)	211,470
Accounts payable	251,049	(435,913)
Accrued liabilities	1,738,168	552,416

NET CASH FROM OPERATING ACTIVITIES	20,126,900	14,802,082

INVESTING ACTIVITIES
Purchases of property and equipment, net	(13,565,142)	(11,865,161)
Acquisition of Black Hills Fiber Systems, Inc. and Subsidiaries	—	(102,758,515)
Acquisition costs	—	(3,300,608)
Decrease in inventory	307,712	959,808

NET CASH USED FOR INVESTING ACTIVITIES	(13,257,430)	(116,964,476)

FINANCING ACTIVITIES
Proceeds from issuance of common stock	9,775	4,875
Payments for purchase of treasury stock	(21)	—
Payments of loan fees	—	(3,587,233)
Proceeds from issuance of long-term debt	—	160,000,000
Principal payments on long-term debt	(1,200,000)	(47,278,125)

NET CASH (USED FOR) FROM FINANCING ACTIVITIES	(1,190,246)	109,139,517

NET CHANGE IN CASH AND CASH EQUIVALENTS	5,679,224	6,977,123
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	8,952,546	1,975,423

CASH AND CASH EQUIVALENTS, END OF YEAR	$14,631,770	$8,952,546

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid for interest, net of interest capitalized of $57,664 in 2006 and $78,893 in 2005	$12,440,550	$8,554,226

SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING AND FINANCING ACTIVITIES
Accretion of dividends	$6,898,858	$6,125,839
Accretion of issuance costs	181,859	181,859

See Notes to Consolidated Financial Statements

PRAIRIEWAVE HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2006 AND 2005

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations

PrairieWave Holdings, Inc. (a Delaware corporation) is the holding company for PrairieWave Communications, Inc. and its subsidiaries (collectively, the Company). The Company was formed on March 7, 2002 (inception) to acquire certain ILEC (incumbent local exchange carrier), CLEC (competitive local exchange carrier), cable television, internet operations and associated equipment, and real estate in South Dakota, Minnesota, and Iowa. On September 30, 2002, the Company acquired all of the outstanding capital stock of McLeodUSA Telecom Development, a South Dakota Corporation, Dakota Community Telephone, Inc., a South Dakota Corporation, McLeod USA Community Telephone Development, a Delaware Corporation and the parent corporation of Dakota Community Telephone, Inc. (collectively, McLeod), and certain related operating assets and real property, net of intercompany assets and liabilities and certain selected operating assets and related liabilities agreed to by the parties. Prior to the McLeod acquisition, the Company had not generated any revenues and had no significant operations.

On June 30, 2005, the Company acquired all of the outstanding capital stock of Black Hills Fiber Systems, Inc. (a holding company) and its subsidiaries, Black Hills FiberCom LLC, BHFC Publishing LLC, and Black Hills Publishing Montana LLC (collectively, Black Hills Fibercom). Black Hills FiberCom LLC (now PrairieWave Black Hills LLC) is a CLEC operation. BHFC Publishing LLC and Black Hills Publishing Montana LLC are both directory publishing companies.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company, PrairieWave Community Telephone, Inc., PrairieWave Telecommunications, Inc., Black Hills Fiber Systems, Inc., PrairieWave Black Hills LLC, BHFC Publishing LLC, and Black Hills Publishing Montana LLC. All significant intercompany balances and transactions have been eliminated.

Accounting Estimates

In preparing financial statements in conformity with accounting principles generally accepted in the United States of America, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, as well as, the reported amounts of revenues and expenses during the reporting period. Significant items subject to management estimate and assumptions include the carrying value of property, plant, and equipment and franchise rights, the intrinsic value of common stock options, the valuation of accounts receivable, inventory, deferred tax assets, and accruals for revenue settlements with the National Exchange Carrier Association (NECA). It is reasonably possible that actual results could differ from the estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Receivables and Credit Policies

Trade receivables are uncollateralized customer obligations due under normal trade terms requiring payment within 20 days from the invoice date. Unpaid trade receivables with invoice dates over 20 days are charged a late fee equal to $5 or 1.5% of the unpaid balance, whichever is greater. Trade receivables are stated at the amount billed to the customer plus any accrued and unpaid late fees.

Accounts receivable are shown net of anticipated uncollectible amounts. The Company reviews the current status of accounts to compute its allowance for uncollectible accounts.

The carrying amount of receivables is reduced by a valuation allowance that reflects management’s best estimate of the amounts that will not be collected. Management reviews all trade receivable balances that exceed thirty days from the invoice date and based on an assessment of current creditworthiness, estimates the portion, if any, of the balance that will not be collected.

Fair Value of Financial Instruments

The carrying value of the Company’s cash and cash equivalents, accounts receivable, accounts payable, and accrued liabilities approximate their respective fair value because of the short maturity of these instruments. The carrying value of the Company’s senior notes approximates their fair value as the interest rates are variable. All derivatives are recorded in the balance sheet at fair value.

Concentrations of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash and cash equivalents and accounts receivable. The Company places all of its cash and cash equivalents with high credit financial institutions. The extent of credit risk associated with cash and cash equivalents relates to balances that are not covered by the Federal Deposit Insurance Corporation. The Company extends credit to its customers based on an evaluation of the customer’s financial condition, generally without requiring a deposit or collateral. Exposure to losses on receivables is principally dependent on each customer’s financial condition. The Company monitors its exposure for credit losses and maintains allowances for anticipated losses, as needed.

Inventory

The Company’s inventory balance includes materials and supplies, telephones, and cable modems. Materials and supplies consist of new and reusable parts to maintain fiber optic networks and parts and equipment used in the maintenance and installation of telephone systems. Telephones and cable modems represent items leased, sold or otherwise provided to customers for their use as part of the Company’s service arrangements. The Company’s inventory is generally stated at the lower of average cost or market.

As of December 31, 2006 and 2005, inventory consisted of the following:

	2006	2005
Materials and supplies	$2,721,488	$2,987,326
Telephones and cable modems	59,876	101,750

Total inventory	$2,781,364	$3,089,076

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Property, Plant, and Equipment

Property, plant, and equipment are recorded at cost and are depreciated using the straight-line method over the estimated useful lives of the assets ranging from 3 to 40 years. Amortization of leasehold improvements is recorded using the straight-line method over the lesser of the estimated useful lives of the assets or the lease term, generally from 5 to 10 years. Upon sale or retirement of assets, cost and related accumulated depreciation are removed from the balance sheet and the resulting gain or loss is reflected on the consolidated statement of income. Significant additions and improvements are capitalized, while repairs and maintenance are charged to expense as incurred.

Investments

Investments for which the Company exercises significant influence, but do not control the investee are accounted for under the equity method of accounting. Under the equity method, investments are recorded at initial cost and are adjusted for contributions, distributions, and the Company’s share of the investees’ income or losses as well as impairment write-downs for other-than-temporary declines in value.

Franchise Rights and Other Intangible Assets

The Company acquired several Cable Franchise Agreements and Rights to provide cable television services (the Franchise Rights) as part of the acquisition of McLeod. The terms of the Franchise Rights are from 10 to 15 years. The Franchise Rights are considered indefinite-lived assets as they are typically renewed. In accordance with SFAS No. 142, Goodwill and Other Intangible Assets, goodwill and intangible assets with indefinite lives are no longer amortized, but instead are tested for impairment at least annually or more frequently if impairment circumstances arise. No impairment charges were recognized by the Company in 2006 and 2005.

In connection with its acquisition of Black Hills Fibercom (Note 2), the Company acquired all of their subscribers. The Company paid approximately $106 million including acquisition costs for approximately $99 million of tangible net assets (tangible assets less liabilities). As a result, the Company recorded a subscriber related intangible asset (subscriber list) of approximately $7 million recorded as “Intangible Assets, Net” in the consolidated balance sheets. The Company is amortizing the intangible asset over the estimated subscriber lives of seven years. Amortization of this intangible was $1,000,175 and $500,088 for 2006 and 2005, respectively and is expected to be $1,000,175 for each of the next 5 years.

Deferred Loan Fees

Deferred loan fees relate to direct costs associated with obtaining financing as described in Note 6. The Company is amortizing the deferred loan fees into interest expense over the life of the debt obligation using the effective interest method.

During the year ended December 31, 2005, the Company refinanced its existing debt under a new financing agreement related to the acquisition of Black Hills Fibercom. The existing deferred loan fees of approximately $1.8 million prior to the refinancing were written off. The write-off is included with interest expense in the consolidated statements of income.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Impairment of Long-Lived Assets

In accordance with SFAS No. 144, Accounting for Impairment or Disposal of Long-Lived Assets, the Company reviews, as circumstances dictate, the carrying amount of its long-lived assets. The purpose of these reviews is to determine whether the carrying amounts of its long-lived assets are recoverable. Recoverability is determined by comparing the projected undiscounted net cash flows of the long-lived assets against their respective carrying amounts. The amount of impairment, if any, is measured based upon the excess of the carrying value over the fair value.

Revenue Recognition

The Company recognizes revenue when there is persuasive evidence of an arrangement, delivery of the product, or performance of the service has occurred, the selling price is fixed or determinable and collectibility is reasonably assured.

The Company recognizes revenue on telecommunications and enhanced communications services in the periods during which the service is provided. Revenue billed to customers in advance of providing services is deferred and recognized when earned.

The Company offers package or bundle discounts to customers who maintain two or more services with the Company. The Company may offer a variety of special incentives or sales promotions to try and entice customers to establish service with the Company. The Company has accounted for these free promotions in accordance with EITF 01-9 Accounting for Consideration Given by a Vendor to a Customer (Including a Reseller of the Vendor’s Products), and has reduced gross revenue for these amounts.

Cost of Sales

Costs of sales are comprised of line costs, long distances costs, cable programming fees, and various employee costs allocated to the operation and maintenance of the Company’s network facilities. Depreciation expense associated with the Company’s switching equipment is included in depreciation in the consolidated statement of income.

Income Taxes

The Company uses the asset and liability method to calculate deferred taxes. The assessment of realizability of the deferred tax assets is based on historical tax provisions and expectations about future taxable income. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax basis of assets and liabilities based on enacted tax laws and rates applicable to the period in which differences are expected to affect taxable income.

Stock-Based Compensation

The Company has adopted a 2002 Stock Incentive Plan (the Plan). The Company accounts for the Plan under APB Opinion No. 25, Accounting for Stock Issued to Employees. Under APB 25, when the exercise price of an employee stock option is less than the market price of the underlying stock on the date of the grant, compensation expense is recorded for the difference between fair value and the exercise price. Expense associated with stock-based compensation, if any, is amortized on a straight-line basis over the vesting period of the individual award.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

If compensation expense for the Plan had been determined in accordance with the fair value method as prescribed in SFAS No. 123, Accounting for Stock-Based Compensation, the Company’s net income for the years ended December 31, 2006 and 2005 would have been as follows:

	2006	2005
Net income as reported	$(9,750,957)	$(6,843,360)
Stock-based employee compensation reported in net income	—	—
Stock-based employee compensation determined under the fair value method	(8,857)	(6,722)

Pro forma net income	$(9,759,814)	$(6,850,082)

No stock options were granted during the year ended December 31, 2006.

The fair value of options granted in 2005 was $7.68 per share. The fair value of each option was estimated on the date of grant using the Black-Scholes option pricing model with the following assumptions: risk-free interest rate of 3.99%; expected volatility of 0%; expected dividend yield of 0%; and expected life of five years.

Advertising Costs

The Company expenses advertising costs as incurred. Advertising expenses totaled approximately $1.84 million and $1.71 million for the years ended December 31, 2006 and 2005, respectively.

Accounting for Derivatives and Financial Instruments

The Company has entered into derivative financial instruments to limit its exposure to changes in interest rates. The Company accounts for its derivatives in accordance with SFAS No. 133, Accounting for Derivative Instruments and Certain Hedging Activities, as further amended by SFAS No. 138, Accounting for Certain Derivative Instruments and Certain Hedging Activities, an Amendment of SFAS 133 and SFAS No. 149, Amendment of Statement 133 on Derivative Instruments and Hedging Activities. SFAS No. 133, 138, and 149 require all derivative instruments be recorded on the balance sheet at their respective values. Generally, if a derivative instrument is designated as a cash flow hedge, the change in the fair value of the derivative is recorded in other comprehensive income to the extent the derivative is effective, and recognized in the statement of operations when the hedged item affects earnings. If a derivative instrument is designated as a fair value hedge, the change in fair value of the derivative and of the hedged item attributable to the hedged risk are recognized in earnings in the current period. The Company did not have any derivative instruments designated as fair value hedges as of December 31, 2006 and 2005.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Cash Flow Hedges

During the year ended December 31, 2005, the Company entered into interest rate swap contracts as part of its interest rate risk management strategy. The Company entered into the interest rate swap transactions to effectively convert a portion of its variable rate debt to fixed. These swap contracts are accounted for as cash flow hedges under SFAS No. 133. See Note 6.

Derivatives Not Designated as Hedges

The Company also participated in an interest rate cap plan that limits the Company’s exposure to interest rate fluctuations on the first $25 million of its debt obligation. The Plan terminated on January 3, 2006. The Plan does not qualify for hedge accounting, and as such, the Company adjusts the carrying value to the fair value of the Plan on each reporting period. The plan had no fair market value at December 31, 2005.

Other Comprehensive Income

The Company has adopted Statement of Financial Accounting Standards No. 130, Reporting Comprehensive Income (“SFAS 130”) that establishes standards for reporting comprehensive income. The Statement defines comprehensive income as the changes in equity of an enterprise except those resulting from stockholder transactions. Accumulated other comprehensive income consists of unrealized gains on effective cash flow hedges, net of tax, as of December 31, 2006 and 2005.

Treasury Stock

Treasury stock purchases are accounted for under the cost method whereby the entire cost of the acquired stock is recorded as treasury stock. Gains and losses on the subsequent reissuance of shares are credited to capital in excess of fair value using the average cost method.

Recently Adopted Accounting Pronouncements

Effective January 1, 2005, the Company adopted SFAS No. 150 – Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity. Prior to adoption of SFAS No. 150, the Company followed the Securities and Exchange Commission (SEC) Accounting Series Release (ASR 268) in its presentation of redeemable preferred stock, which required that the preferred stock be reported as a component of temporary equity. With the issuance of SFAS No. 150, the Financial Accounting Standards Board (FASB) clarified that it does not recognize temporary equity. As a result of the implementation of SFAS No. 150, the Company's Series B Mandatorily Redeemable Preferred Stock is now presented as a long-term liability and the Company's Series A Redeemable Convertible Preferred Stock is now classified as equity in the consolidated balance sheets.

Through December 31, 2004, income available to common shareholders from continuing operations before cumulative effect of accounting change is calculated by reducing income from continuing operations before cumulative effect of accounting change by the amount of dividends accrued on mandatorily redeemable preferred stock. Following adoption of SFAS No. 150, mandatorily redeemable preferred stock is reported as a long-term liability in the accompanying consolidated balance sheets. In addition, the $1.7 million of dividends accrued on mandatorily redeemable preferred stock during 2005 are recorded as interest expense in the accompanying consolidated statements of income and are therefore already deducted from income from continuing operations. This standard is required to be adopted on a prospective basis, and accordingly, no restatement of prior period operating results have been made.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

In December 2004, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standard (“SFAS”) No. 123R, “Share-Based Payment.” Under previous practice, the reporting entity could account for share-based payment under the provisions of APB Opinion No. 25 and disclose share-based compensation as accounted for under the provisions of SFAS No. 123. Effective January 1, 2006, under the provisions of SFAS No. 123R, non-public entities, including the Company, are required to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award. That cost is recognized over the period during which an employee is required to provide service in exchange for the award. Application of this pronouncement requires significant judgment regarding the inputs to an option pricing model, including stock price volatility and employee exercise behavior. Most of these inputs are either highly dependent on the current economic environment at the date of grant or forward-looking over the expected term of the award.

Reclassifications

Certain reclassifications have been made to the 2005 financial statements to conform to the 2006 presentation. The reclassifications did not affect net income.

NOTE 2 - ACQUISITION

On June 30, 2005, the Company acquired all of the capital stock of Black Hills Fiber Systems, Inc. for cash consideration of approximately $102.8 million. Results of the operations of the acquired companies have been included in the Company’s results from July 1, 2005.

The total purchase price for the acquisition of Black Hills Fibercom is calculated as follows:

Cash Consideration	$102,758,515
Professional fees	3,149,498
Other costs	151,110

Total purchase price	$106,059,123

The total purchase price was allocated to acquired assets and assumed liabilities based on their respective estimated fair values as of June 30, 2005 as follows:

Assets
Accounts receivable	$4,878,181
Prepaid expenses	274,205
Inventory	1,851,304
Land	1,070,958
Buildings	7,008,575
Vehicles and support equipment	1,591,003
Telecommunications systems and equipment	88,331,864
Construction in progress	1,498,728
Subscriber lists	7,001,227

Total assets	113,506,045
Liabilities
Current liabilities assumed	(7,446,922)

Net assets acquired	$106,059,123

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3 - PROPERTY AND EQUIPMENT, NET

Property and equipment, net at December 31, 2006 and 2005, consists of the following:

Category	Amount		Estimated useful life
	2006	2005
Land	$1,984,426	$1,984,725	—
Buildings	18,622,997	17,703,968	40
Furniture, computers, and office equipment	5,752,469	4,823,477	3-7
Vehicles	4,664,476	4,386,939	7
Transmission and distribution equipment	95,585,986	92,273,010	5-15
Switching and other work equipment	76,181,936	69,206,690	5-10
Customer premise equipment	17,922,071	16,546,464	3
Work-in-progress	1,075,159	1,693,276	—

Total cost	221,789,520	208,618,549
Less accumulated depreciation	(57,299,949)	(32,927,412)

Total property, plant, and equipment, net	$164,489,571	$175,691,137

Depreciation expense for the years ended December 31, 2006 and 2005 $24,706,498 and $17,447,461, respectively.

NOTE 4 - INVESTMENT IN CONDOMINIUM ASSOCIATION

In 2003, the Company formed PrairieWave Condominium Association (PWCA) to which it contributed land with a book value of $1,207,442. On June 10, 2003, the Company and a real estate developer entered into a Condominium Unit Purchase Agreement, whereby the developer committed to construct a building connected to the Company’s headquarters building. The real estate developer paid the Company $1 and granted the Company the option to acquire its condominium interest in PWCA and the building to be constructed for approximately $5.2 million. The option is exercisable by the Company from June 1, 2012 to May 31, 2013.

The Company appoints two members and the real estate developer appoints one member to PWCA’s three-member board. The Company and the real estate developer each received one condominium unit, representing 50% voting and economic interests in PWCA. PWCA charges all of its operating expenses to the Company and the real estate developer equally, and does not earn or incur periodic net income or loss. The Company accounted for the exchange of the land for the investment in the condominium unit at carryover basis.

NOTE 5 - ACCRUED LIABILITIES

Accrued liabilities at December 31, 2006 and 2005, consist of the following:

	2006	2005
Compensation and vacation	$1,275,686	$1,949,767
Interest	2,930,984	100,393
NECA	322,296	544,209
Payroll and other taxes	2,163,817	2,228,360
Unearned revenue	1,975,582	1,750,892
Other	2,631,166	2,987,742

Total accrued liabilities	$11,299,531	$9,561,363

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Accrued NECA relates to excess settlement payments by the Company from the NECA administered access revenue pools for interstate ILEC long distance costs. The payments received from NECA are based on cost estimates provided by the Company and used by NECA to determine the amount of revenue pool payments. These payments are subject to subsequent adjustments as actual costs are compared to estimates reported to NECA. NECA members have 24 months from each year-end to revise their expense reports and repay any resulting overpayments.

NOTE 6 - DEBT

Senior Debt

On June 30, 2005, the Company entered into two Credit Agreements (the Credit Agreement) with a syndication of financial institutions and private borrowers (collectively, the Lenders) to provide financing for the acquisition of Black Hills Fibercom, to refinance its existing senior credit facility, and to provide financing for capital expenditures and working capital. The Credit Agreement is structured as two separate term loans for $60 million each (Term A and Term B), a $40 million senior second lien term loan (SCIL), and a $10 million revolving loan (Revolver) (collectively, the Loans). Principal payments under the Credit Agreement are due through 2012.

The term loans, SCIL, and revolving loan, at the option of the Company, bear interest at either LIBOR (London Interbank Offering Rate) or at the bank prime rate plus an applicable margin. The margin on the Term A loan and Revolver is determined based on a senior debt leverage ratio. The margin on the Term B loan is 4% if based on LIBOR or 3% if based on bank prime rate. The margin on the SCIL is 7.5% if based on LIBOR or 6.5% if based on the bank prime rate. Additionally, 0.25% of the SCIL interest is being accrued as paid-in-kind interest. At December 31, 2006, balances outstanding and interest rates on the loans were as follows:

	Outstanding Principal	Interest Rate
Term A	$59,250,000	9.12%
Term B	59,250,000	9.37%
SCIL	40,000,000	12.61 - 12.62%
Revolver	—	LIBOR + 3.75%

	$158,500,000

As of December 31, 2006, future maturities of long-term debt are as follows:

2007	$6,000,000
2008	8,100,000
2009	11,100,000
2010	14,100,000
2011	23,100,000
Thereafter	96,100,000

Total	$158,500,000

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The Credit Agreement contains a provision where the Company must pay a maximum of 75% of any excess cash flows, as defined in the Credit Agreement, towards prepayment of the term loan. An additional provision requires the Company to pay the term loan in full immediately upon certain liquidating events. As of December 31, 2006 and 2005, the Company had no payment obligations under this requirement.

The loans are secured and collateralized by all of the Company’s assets.

The Company is subject to various financial covenants under the Loan Agreement, which include maintaining certain consolidated leverage ratios, minimum fixed charge ratio, debt service coverage ratio, and an interest expense coverage ratio. The Loan Agreement also requires the Company to comply with various non-financial covenants. As of December 31, 2006 and 2005, the Company was in compliance with all covenants.

Interest Rate Swaps

During the year ended December 31, 2005, the Company entered into interest rate swap contracts as part of its interest rate risk management strategy. The Company entered into the interest rate swap transactions to effectively convert a portion of its variable rate debt to fixed. These swap contracts, which expire between 2008 and 2010, are accounted for as cash flow hedges under SFAS No. 133. Under the terms of the swaps, the Company will pay a fixed interest rate on the notional amount in exchange for receiving a variable rate based on LIBOR. A summary of the terms of the swaps and interest rates as of December 31, 2006 are as follows:

	Notional Principal	Weighted average interest rates
		Receive	Pay
Receive variable - pay fixed	$40,000,000	5.36375%	4.3165%
Receive variable - pay fixed	$20,000,000	5.36375%	4.2250%
Receive variable - pay fixed	$10,000,000	5.36375%	4.2250%
Receive variable - pay fixed	$10,000,000	5.36375%	4.2900%

The swap transactions qualify for the shortcut method of recognition under SFAS No. 133; therefore, no portion of the swap is treated as ineffective. At December 31, 2006 and 2005, the fair value of the swaps were approximately $1.39 million and $1.22 million, respectively, and are recorded in other assets with a corresponding increase in accumulated other comprehensive income, net of deferred taxes of $438,021 as of December 31, 2006 and 2005.

Revolving Line of Credit

As part of the new financing agreement, the Company has a $10 million revolving credit facility (Revolver). The purpose of the Revolver is to provide irrevocable letters of credit to bonding companies in connection with municipal license and franchise requirements and for general working capital needs. Available financing through the revolving loan will be reduced to $-0- at December 30, 2011. Interest is due quarterly at either LIBOR or at the bank prime rate plus an applicable margin determined by the Company's senior debt leverage ratio. Additionally, the Company must pay an unused commitment fee of 0.5% on any available funds under the agreement. As of December 31, 2006, no amounts were outstanding under the line of credit.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 7 - PREFERRED STOCK

In September 2002, the Company amended its articles of incorporation, authorized and issued 335,000 shares of Series A Redeemable Convertible Preferred Stock (Series A Preferred Stock) and authorized and issued 10,217 shares of Series B Redeemable Preferred Stock (Series B Preferred Stock), both at $0.01 par value.

Series A Redeemable Convertible Preferred Stock

The following is a summary of the Series A Preferred Stock outstanding at December 31, 2006 and 2005. The Series A Preferred Stock is stated at the redemption amount. Issuance costs are accreted over the redemption period of the preferred stock. Accumulated but undeclared dividends and accreted issuance costs have been charged against retained earnings and the residual is charged to accreted dividends on preferred stock included in shareholders’ deficiency on the consolidated balance sheet.

	Dividend Rate	December 31
		2006	2005
Series A Mandatorily Redeemable Convertible Preferred Stock; 335,000 shares authorized and outstanding net of issuance costs of $1,476,091	10%	$34,523,909	$34,523,909
Cumulative dividends and accreted issuance costs		18,798,198	13,704,948

Total		53,322,107	48,228,857
Unaccreted issuance costs		703,187	885,047

Liquidation preference		$54,025,294	$49,113,904

Series B Mandatorily Redeemable Preferred Stock

The Series B Preferred Stock is also stated at the redemption amount. As a result of the implementation of SFAS No. 150, the Company's Series B Mandatorily Redeemable Preferred Stock is now presented as a long-term liability. Accumulated but undeclared dividends prior to 2005 were charged against retained earnings with the residual charged to accreted dividends on preferred stock included in shareholders’ equity on the consolidated balance sheets. Beginning January 1, 2005, accumulated but undeclared dividends are recorded as interest expense in the consolidated statements of income. For the years ended December 31, 2006 and 2005, accumulated but undeclared dividends of $1,987,467 and $1,670,139 were charged to interest expense. The liquidation preference of Series B Preferred Stock as of December 31, 2006 and 2005, was $12,447,823 and $10,460,356.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The Series A Preferred Stock and Series B Preferred Stock have the following rights, preferences, and privileges:

Voting:

Series A

Holders of Series A Preferred Stock, voting together as a separate class, are entitled to elect four directors of the Company. The holders of outstanding shares of Series A Preferred Stock are also entitled to vote in the election of all other directors of the Company together with holders of all other shares of the Company’s outstanding common stock.

Each outstanding share of Series A Preferred Stock is entitled to a number of votes equal to the number of shares of common stock into which such shares of stock is then convertible into.

Series B

The holders of Series B Preferred Stock are not entitled to vote on any matters except to the extent otherwise required under the Delaware General Corporation Law.

Dividends:

Series A

Series A Preferred Stockholders are entitled to receive, when, as and if declared by the Board of Directors, cumulative dividends at a rate of 10% per share of Series A Preferred Stock on the sum of, 1) $107.46 per share (Original Issue Price) and , 2) all accumulated and unpaid dividends accrued thereon, per annum (as adjusted for stock dividends, stock splits, combinations, etc.), which dividends accrue daily in arrears and are compounded annually, whether or not such dividends are declared by the Board of Directors or paid.

Series B

Series B Preferred Stockholders are entitled to receive, prior to and in preference to any dividends on the Series A Preferred Stock or any common stock, cumulative dividends at the rate of 17% per annum up to September 30, 2004; after which the dividend rate increases to 19% per annum on the sum of, 1) $600 per share (Original Issue Price) and 2) all accumulated but unpaid dividends from September 30, 2004, provided that the Company pays in cash on or prior to January 15, April 15, July 15, or October 15, any dividends accrued during the immediately preceding three calendar months, such dividends for such three months are set at a rate of 15% per annum. All dividends accrue daily in arrears and are compounded annually, whether or not such dividends are declared by the Board of Directors.

As of December 31, 2006, the Company had not declared dividends; however, the dividend preference accreted to the benefit of the Series A Preferred Stock and Series B Preferred Stock shareholders is $18,025,294 and $6,317,634 respectively.

As of December 31, 2005, the Company had not declared dividends; however, the dividend preference accreted to the benefit of the Series A Preferred Stock and Series B Preferred Stock shareholders is $13,113,904 and $4,330,167, respectively.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Liquidation:

Series A

Series A Preferred Stockholders are entitled to be paid in cash, before any amounts are paid or distributed to the holders of common stock, an amount per share equal to the sum of, 1) Original Issue Price and, 2) an amount equal to all accumulated but unpaid dividends (Series A Preference Amount). If amounts available for distribution are not sufficient to pay the aggregate Series A Preference Amount, the holders of Series A Preferred Stock share ratably in any distribution.

If upon liquidation, the holders of outstanding shares of Series A Preferred Stock would receive more than the aggregate amount to be received from the liquidation preference disclosed above, all the Series A Preferred Stock is automatically converted into common stock, subject to other special liquidation preferences as disclosed in the Company’s Amended and Restated Certificate of Incorporation.

Series B

Upon liquidation of the Company, the Series B Preferred Stockholders have a preference over Series A and common stockholders in an amount equal to $600 per share plus any accumulated but unpaid dividends (the Series B Preference Amount). If amounts available for distribution are not sufficient to pay the aggregate Series B Preference Amount, the holders of Series B Preferred Stock shall share ratably in any distribution.

The remaining assets after the payment in full of the redeemable preference of Series B Preferred Stock, if applicable, shall then be distributed (1) first among the holders of Series A Preferred Stock as discussed above, and (2) any remaining assets, if applicable are distributed among holders of shares of common stock then outstanding.

Conversions:

Series A

Voluntary: A Series A Preferred Stockholder, upon written election, may convert their outstanding shares of Series A Preferred Stock into such number of fully paid and non-assessable shares of common stock. The amount of shares converted is determined by dividing, 1) the Original Issue Price by, 2) the conversion price at the time in effect. The conversion price equals the Original Issue Price of the Series A Preferred Stock adjusted from time to time as defined in the Company’s amended and restated certificate of incorporation.

All of the outstanding shares of Series A Preferred Stock automatically convert upon written election of a 2/3 interest of the outstanding shares of Series A Preferred Stock.

Automatic Conversion: Each share of Series A Preferred Stock automatically converts upon the closing of the Company’s first initial offering of the sale of common stock at a price that, 1) values total equity of the Company at not less than $250,000,000, 2) whereby the Company receives aggregate gross proceeds attributable to sales for the account of the Company of not less than $50,000,000, 3) with respect to which such common stock is listed for trading on the U.S. national securities exchange or Nasdaq national Market, and 4) that is consummated on or before September 30, 2007. The Series A Preferred Stock is also automatically converted into common stock upon the occurrence of certain liquidation events as described in the Company’s Amended and Restated Certificates of Incorporation.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Series B

Series B Preferred Stock is not convertible.

Redemption:

Series A

At any time on or after September 30, 2010, each holder of Series A Preferred Stock may elect to have all, but not less than all, of their outstanding shares redeemed at the redemption price. The redemption price equals the greater of the fair market value of Series A Preferred Stock or the Series A Preference Amount. If the Company is unable to redeem the Series A Preferred Stock, the Series A Preferred Stock will remain outstanding and the Series A Preferred Stockholders are entitled to all the rights and preferences of the Series A Preferred Stock and the Company shall pay interest on the Series A Preferred Stock redemption price equal to 15% per annum (increased by 1% at the end of each three-month period thereafter until redeemed). The interest accrues daily in arrears and is compounded quarterly. Further, if the Company fails to redeem shares of Series A Preferred Stock, the number of directors constituting the Board of Directors is increased by one, and the holders of Series A Preferred Stock, voting as a single class, are entitled to elect such additional director.

Series B

At any time on or after September 30, 2010, each holder of Series B Preferred Stock may elect to have all, but not less than all, of their outstanding shares redeemed at the redemption price, prior and in preference to any redemption of Series A Preferred Stock. The redemption price is equal to the Series B Preference Amount. If the Company is unable to pay and redeem the Series B Preferred Stock within 180 days after the redemption date, the Series B Preferred Stock remains outstanding and the Series B Preferred Stockholders shall be entitled to all the rights and preferences of the Series B Preferred Stock and the Company shall pay interest on the Series B Preferred Stock redemption price equal to:

• 180 days through 365 days after the redeemable period:	2%

• 180 days through 545 days after the redeemable period:	3%

• 545 days after the redeemable redemption date through the date payment is made:	4%

Further, if the Company fails to redeem the shares of Series B Preferred Stock, the number of directors constituting the Board of Directors is increased by one, and the holders of Series B Preferred Stock, voting as a single class, are entitled to elect such additional director.

NOTE 8 - COMMON STOCK

On April 21, 2003, the Company filed its Second Amended and Restated Certificate of Incorporation and authorized 500,000 shares of common stock. The Company issued 38,000 shares of common stock ($0.01 par) to certain senior managers of the Company for cash proceeds of $380. Such shares are subject to repurchase at $0.01 per share over a vesting schedule through September 2006. In October 2003, the Company repurchased 800 shares of common stock and 5,625 shares of Class A common stock for $64.25 and placed them into treasury stock. During the year ended December 31, 2006, the Company repurchased an additional 2,100 shares of Class A common stock for $21 and placed them into treasury stock.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The Company’s common stockholders have the following rights, preferences, and privileges:

•

Voting: The holders of common stock voting together with the holders of outstanding Series A Preferred Stock, voting together as a single class, are entitled to elect all the directors of the corporation other than those elected by the holders of Series A Preferred Stock. Each shareholder is entitled to 1 vote for each share of common stock held.

•

Dividends: Holders of common stock share dividends from funds available with Series A Preferred Stockholders, after all preferential dividends to the Series A Preferred Stock and Series B Preferred Stock are made.

•	Liquidation: Holders of common stock receive payment from any available funds after all preferential payments are made to Series A Preferred Stock and Series B Preferred Stock.

Class A Common Stock

The Second Amended and Restated Certificate of Incorporation also created a new class of common stock, Class A common stock, and authorized 54,000 shares. Simultaneously, the Company entered into Exchange Agreements with certain members of senior management to exchange their shares of common stock for shares of Class A common stock, affecting 37,000 of the 38,000 shares of common stock then outstanding. The Company also entered into an agreement with certain Series A Preferred Stock Shareholders to remit a portion of the proceeds on the sale of their Series A Preferred Stock in certain liquidity events to the Company’s Class A common shareholders in the event of achieving certain financial targets, as described in the Certificate of Incorporation as amended and restated. The Class A shareholders may participate in this equity payment allocation from the Series A Preferred Stock shareholders. If and when the Class A common shareholders participate in an equity payment allocation, it will be accounted for as compensation expense and a capital contribution from Series A preferred stock shareholders.

Warrants

In September 2002, the Company issued a total of 11,000 warrants to various Series A Preferred Stockholders and Series B Preferred Stockholders to purchase the Company’s common stock. The warrants expire on the 10th anniversary of each issuance date. The exercise price of the warrants is $0.01 per share.

The aggregate fair value of these warrants was deemed immaterial when issued. The Company estimated the fair value of the warrants using the Black-Scholes option pricing model, with the following weighted average assumptions: risk-free interest rate of 3.73%; expected life of 10 years; expected volatility of 70%; and dividend yield of 0%.

Common shares reserved for issuance:

Options	12,632
Warrants	11,000
Series A Preferred Stock	335,000

358,632

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 9 - STOCK INCENTIVE PLAN

In September 2002, the Company’s Board of Directors adopted the 2002 Stock Incentive Plan (The Plan). The Plan provides that stock options, stock appreciation rights, restricted stock, stock awards, and tax benefit rights may be granted or awarded to corporate, divisional, and subsidiary officers and other key employees of the Company. During 2004, the Company’s Board of Directors amended the Plan to increase the maximum number of options available for grant from 16,000 to 16,100. During 2005, the Company’s Board of Directors amended the Plan to increase the maximum number of options available for grant from 16,100 to 25,000.

Under the terms of the Plan, vesting provisions and exercise prices are determined on an individual grant basis, but shall not be less than 100% of the fair market value or 110% of the market value for shareholders owning more than 10% of the outstanding stock in the Company. No option is exercisable more than 10 years after the date of the option is granted. The Board of Directors may, at any time, accelerate the vesting or exercisability of all or any portion of an option.

A summary of activity under the Plan is as follows:

	Options available for grant	Number of shares	Weighted average exercise price ($)
Options available for grant	16,000
Options granted	(15,000)	15,000	3.00
Options exercised		(80)	3.00
Options canceled	500	(500)	3.00

Options outstanding at December 31, 2003	1,500	14,420	3.00
Increase in options available for grant	100
Options granted	(2,000)	2,000	25.00
Options exercised		(1,625)	3.00
Options canceled	400	(400)	3.00

Options outstanding at December 31, 2004	—	14,395	6.06
Increase in options available for grant	8,900
Options granted	(3,500)	3,500	50.00
Options exercised		(1,625)	3.00

Options outstanding at December 31, 2005	5,400	16,270	15.81
Options exercised		(3,258)	3.00
Options canceled	380	(380)	3.00

Options outstanding at December 31, 2006	5,780	12,632	19.51

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10 - COMMITMENTS AND CONTINGENCIES

The Company leases office space and equipment under operating leases that expire through 2024. Lease expense for the years ended December 31, 2006 and 2005 totaled approximately $312,000 and $283,000, respectively. Minimum future rentals under these leases are as follows:

Year ending December 31
2007	$105,386
2008	63,991
2009	54,836
2010	32,018
2011	14,988
Thereafter	40,159

Total minimum future payments	$311,378

In September 2002, the Company entered into an advisory agreement with a consulting firm to assist with the search for financing. In 2002, the Company paid the advisor $2,000,000 of which approximately $500,000 and $1,500,000 has been allocated, based on the percentage of proceeds received from the debt and preferred stock financing, to each of the debt and preferred stock financings, respectively. As part of the advisory agreement, the Company is required to pay the consulting firm a success-based payment totaling $405,000. The success-based payment is due upon the earlier of, 1) the time at which the ratio of total debt to EBITDA is less that 2.5 times and is then paid in two equal annual installments of $202,500 out of the Company’s share of excess cash flows, as disclosed in the Loan Agreement or, 2) a liquidation event as a result of which the investor’s return, after giving effect to this success-based payment, is greater than four times the investor’s original investment.

As of December 31, 2006 and 2005, the Company had various performance bonds outstanding totaling $105,000 and $340,000, respectively. These bonds guarantee performance under certain construction commitments under city franchise agreements, are required deposits to allow on-going construction and maintenance in various city right-of-ways, or are permanent requirements of various franchise agreements.

The Company has entered into written employment agreements with certain senior executives, who together comprise the Company’s executive management team. The agreements are renewable and have a term of one year and contain provisions establishing each officer’s salary and bonus payments, severance arrangements and other customary employee benefit participation rights. The agreements also contain provisions protecting the Company from competition and the unauthorized disclosure of confidential information by the officers, and restricting the officers’ rights to certain unauthorized outside employment and investment interests while the Company employs them.

Under the terms of its various franchise agreements with local communities, the Company has agreed to extend its network to include all additions added to the various community city limits. In addition, as the ILEC in nine of its exchanges, the Company is required under South Dakota Public Utilities Commission regulation to maintain its telephone service in these exchanges at certain minimum levels of operation.

Related to the Company’s acquisitions of Black Hills Fibercom and certain subsidiaries of McLeod, the Company entered into certain operational and services agreements whereby certain functions would be provided by the seller and the Company. These agreements have varying terms from 6 months to 20 years after the closing date of the transaction, and include among other services, the right to share facilities, network services, and network fibers during the term of the agreements.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Legal Matters

From time to time, in the ordinary course of business, the Company may be involved in various claims and legal actions. Management believes that these claims and actions will not result in a material adverse impact to the Company’s results of operations, liquidity or financial condition.

NOTE 11 - INCOME TAXES

Income tax expense for the years ended December 31, 2006 and 2005, consisted of the following:

	2006	2005
Federal and state income taxes:
Current:
Federal	$—	$—
State	(750)	5,800

	(750)	5,800

Deferred:
Federal	—	(2,583,207)
State	—	(177,442)

	—	(2,760,649)

	$(750)	$(2,754,849)

The difference between the recorded income taxes and the “expected” tax benefit computed by applying the federal and state income tax rates of approximately 36% to pretax income as a result of the following:

	2006	2005
Computed “expected” income tax (benefit) expense	$—	$(2,641,801)
State taxes, net of federal income tax benefit	(750)	(113,048)

	$(750)	$(2,754,849)

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The tax effects of temporary differences that give rise to significant portions of deferred tax assets and liabilities as of December 31, 2006 and 2005 are as follows:

	2006	2005
Current deferred tax assets and (liabilities):
Bad debt reserve	$364,032	$390,073
Accrued vacation	183,265	180,667
Deferred revenue	165,233	118,740
Accrued bonuses	70,000	340,164
Other	(104,100)	(102,687)

Deferred tax asset	678,430	926,957

Noncurrent deferred tax assets and (liabilities):
Net operating loss carryforwards	12,546,951	7,185,552
Depreciation and amortization	(9,813,372)	(7,508,136)
Other comprehensive income	(438,021)	(438,021)
Other	42,765	88,471
Valuation allowance	(2,761,930)	—

Deferred tax liability	(423,607)	(672,134)

Net deferred tax assets	$254,823	$254,823

During the year ended December 31, 2006, the Company concluded that a valuation allowance should be recorded to reduce the valuation of the deferred tax assets due to the uncertainty of realizing net operating loss carryforwards through recovery of taxes previously paid and/or future taxable income. Accordingly, a valuation allowance of $2,761,930 has been established as of December 31, 2006.

As of December 31, 2006 and 2005, the Company had net operating loss carryforwards of approximately $35.8 million and $20.1 million available to reduce future federal and state taxable income. The net operating loss carryforwards begin to expire in the year 2012 for state tax purposes and 2022 for federal purposes.

Federal and state tax laws impose substantial restrictions on the utilization of net operating loss carryforwards in the event of an “ownership change” as defined in Section 382 of the Internal Revenue Code. In the event of an ownership change (as defined for income tax purposes), the net operating loss carryforwards could be subject to an annual limitation.

NOTE 12 - RETIREMENT PLANS

The Company sponsors a 401(k) Retirement Plan (the Retirement Plan) available to employees who meet the plan’s eligibility requirements. Participants may elect to contribute a percentage of their compensation to the Retirement Plan up to a statutory limit. The Company may make discretionary contributions to the Retirement Plan as a percentage of participant contributions, subject to established limits. Beginning January 1, 2005, the Company elected to make matching contributions up to 3% of eligible employees' compensation. The Company made contributions to the Retirement Plan of approximately $426,000 and $318,000 for the years ended December 31, 2006 and 2005.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 13 - DISCONTINUED OPERATIONS

On May 10, 2006, the Company sold its yellow pages telephone directory assets in Billings, Montana to Yellow Book USA, Inc. for proceeds of $492,687 resulting in a gain of $58,816. Gains and losses resulting from the operations of the discontinued division have been reclassified in the consolidated statements of income and retained earnings.

NOTE 14 - SUBSEQUENT EVENT

On January 8, 2007, the Company signed an Agreement and Plan of Merger with Knology, Inc., a Delaware corporation. Under the agreement, Knology will acquire all outstanding ownership interest of the Company and its subsidiaries for $255 million, less the amount of indebtedness of the Company and subject to other customary closing adjustments. The transaction is contingent upon regulatory approval by the Federal Communications Commission and under the Hart-Scott-Rodino Antitrust Improvements Act. The transaction is expected to close in the second quarter of 2007.

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